                                                                   EXHIBIT 4.8


                                                               FORM OF INDENTURE


================================================================================





                               NORAM ENERGY CORP.


                                      AND


                              ___________________,
                                    Trustee


                     ______________________________________


                                   INDENTURE

                           Dated as of ________, 1995


                    _______________________________________


                          Subordinated Debt Securities



================================================================================

                             CROSS-REFERENCE TABLE*

     Section of
Trust Indenture Act                                                                      Section of
of 1939, as amended                                                                      Indenture
-------------------                                                                      ---------

310(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.9
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.8
                                                                                          7.10
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.13(a)
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.13(b)
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.1
                                                                                          5.2(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.2(b)
312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.2(c)
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.4(a)
313(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.4(b)
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.4(a)
                                                                                          5.4(b)
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.4(c)
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.3
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Inapplicable
314(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.6
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Inapplicable
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.6
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Inapplicable
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1(a)
                                                                                          7.2
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.7
315(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1
315(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1(b)
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1(c)
                                                                                          6.7
316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.6
                                                                                          8.4
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.4
316(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8.1
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.2
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.3
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.8



    ____________________

    * This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS*

                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.1. Definitions of Terms    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Bankruptcy Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Common Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Common Securities Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Governmental Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         herein . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Institutional Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         NorAm Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Preferred Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Preferred Securities Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Securityholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8



         ___________________

    * This Table of Contents does not constitute part of the Indenture and shall not have any bearing upon the interpretation of any of its terms or provisions.

                                                                                                                     Page
                                                                                                                     ----
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Trust Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


                                                       ARTICLE II.

                                          ISSUE, DESCRIPTION, TERMS, EXECUTION,
                                         REGISTRATION AND EXCHANGE OF SECURITIES

         SECTION 2.1.       Designation and Terms of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.2.       Form of Securities and Trustee's Certificate  . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.3.       Denominations: Provisions for Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.4.       Execution and Authentications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.5.       Registration of Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.6.       Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.7.       Mutilated, Destroyed, Lost or Stolen Securities . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.8.       Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.9.       Benefit of Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.10.      Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.11.      Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


                                                       ARTICLE III.

                                REDEMPTION OF DEBT SECURITIES AND SINKING FUND PROVISIONS

         SECTION 3.1.       Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.2.       Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.3.       Payment Upon Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.4.       Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.5.       Satisfaction of Sinking Fund Payments with Debt Securities  . . . . . . . . . . . . . . .  23
         SECTION 3.6.       Redemption of Debt Securities for Sinking Fund  . . . . . . . . . . . . . . . . . . . . .  24


                                                        ARTICLE IV

                                           PARTICULAR COVENANTS OF THE COMPANY

                                                                                                                      Page
                                                                                                                      ----
         SECTION 4.1.       Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.2.       Maintenance or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.3.       Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 4.4.       Appointment to Fill Vacancy in Office of Trustee  . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.5.       Compliance with Consolidation Provisions  . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.6.       Limitation on Dividends; Transactions with Affiliates . . . . . . . . . . . . . . . . . .  27
         SECTION 4.7.       Covenants as to NorAm Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


                                                        ARTICLE V.

                                            SECURITYHOLDERS' LISTS AND REPORTS
                                              BY THE COMPANY AND THE TRUSTEE

         SECTION 5.1.       Company to Furnish Trustee Names and Addresses of Securityholders . . . . . . . . . . . .  28
         SECTION 5.2.       Preservation Of Informat Communications With Securityholders  . . . . . . . . . . . . . .  28
         SECTION 5.3.       Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.4.       Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29


                                                       ARTICLE VI.

                                       REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                                   ON EVENT OF DEFAULT

         SECTION 6.1.       Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 6.2.       Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . .  33
         SECTION 6.3.       Application of Moneys Collected . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.4.       Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 6.5.       Rights and Remedies Cumulative; Delay or Omission Not Waiver  . . . . . . . . . . . . . .  36
         SECTION 6.6.       Control by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.7.       Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


                                                       ARTICLE VII.

                                                  CONCERNING THE TRUSTEE


                                                                                                                     Page
                                                                                                                     ----
         SECTION 7.1.       Certain Duties and Responsibilities of Trustee  . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 7.2.       Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 7.3.       Trustee Not Responsible for Recitals or Issuance or Securities  . . . . . . . . . . . . .  42
         SECTION 7.4.       May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.5.       Moneys Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.6.       Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.7.       Reliance on Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 7.8.       Disqualification: Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 7.9.       Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.10.      Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.11.      Acceptance of Appointment By Successor  . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.12.      Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . .  48
         SECTION 7.13.      Preferential Collection of Claims Against the Company . . . . . . . . . . . . . . . . . .  48


                                                      ARTICLE VIII.

                                              CONCERNING THE SECURITYHOLDERS

         SECTION 8.1.       Evidence of Action by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.2.       Proof of Execution by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 8.3.       Who May be Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 8.4.       Certain Securities Owned by Company Disregarded . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 8.5.       Actions Binding on Future Securityholders   . . . . . . . . . . . . . . . . . . . . . . .  51


                                                       ARTICLE IX.

                                                 SUPPLEMENTAL INDENTURES

         SECTION 9.1.       Supplemental Indentures Without the Consent of Securityholders  . . . . . . . . . . . . .  51
         SECTION 9.2.       Supplemental Indentures With Consent of Securityholders . . . . . . . . . . . . . . . . .  52
         SECTION 9.3.       Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 9.4.       Securities Affected by Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 9.5.       Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . .  54


                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE X.

                                                  SUCCESSOR CORPORATION

         SECTION 10.1.      Company May Consolidate, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.2.      Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.3.      Evidence of Consolidation, Etc. to Trustee  . . . . . . . . . . . . . . . . . . . . . . .  56


                                                       ARTICLE XI.

                                                SATISFACTION AND DISCHARGE

         SECTION 11.1.      Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.2.      Discharge of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.3.      Deposited Moneys to be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.4.      Payment of Moneys Held by Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.5.      Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58


                                                       ARTICLE XII.

                                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                                      AND DIRECTORS

         SECTION 12.1.      No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59


                                                      ARTICLE XIII.

                                                 MISCELLANEOUS PROVISIONS

         SECTION 13.1.      Effect on Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 13.2.      Actions by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 13.3.      Surrender of Company Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 13.4.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 13.5.      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 13.6.      Treatment of Debt Securities as Debt  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 13.7.      Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.8.      Payments on Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.9.      Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.10.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.11.     Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62



                                                                                                                     Page
                                                                                                                     ----
         SECTION 13.12.     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.13.     Acknowledgement of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62


                                                       ARTICLE XIV.

                                               SUBORDINATION OF SECURITIES

         SECTION 14.1.      Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 14.2.      Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 14.3.      Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 14.4.      Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 14.5.      Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 14.6.      Notice by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 14.7.      Rights of the Trustee; Holders of Senior Indebtedness . . . . . . . . . . . . . . . . . .  68
         SECTION 14.8.      Subordination May Not Be Impaired . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69



                 INDENTURE, dated as of                  , 1995, among NorAm
Energy Corp., a Delaware corporation (the "Company") and ________________, a national banking association, as trustee (the "Trustee"):

                 WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured subordinated debt securities (hereinafter referred to as the "Debt Securities"), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Debt Securities without coupons, to be authenticated by the certificate of the Trustee;

                 WHEREAS, to provide the terms and conditions upon which the Debt Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

                 WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                 NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of
Securities:


                                   ARTICLE I.

                                  DEFINITIONS

                 SECTION 1.1. Definitions of Terms.

                 The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

                 "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

                 "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

                 "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

                 "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                 "Business Day" means, with respect to any series of Securities, any day other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

                 "Certificate" means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of
Section 13.6.

                 "Common Securities" means undivided beneficial interests in the assets of a NorAm Trust which rank pari passu with Preferred Securities issued by such NorAm Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

                 "Common Securities Guarantee" means any guarantee that the Company may enter into with The Bank of New York or other Persons that operate directly or indirectly for the benefit of holders of Common Securities of such NorAm Trust.

                 "Company" means NorAm Energy Corp., a corporation duly organized and existing under the laws of the State of _________, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

                 "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at ______________________________________, Attention: _____________________,
except that whenever a provision herein refers to an office or agency of the Trustee in the Borough of Manhattan, The City of New York, such office is located, at the date hereof, at ________________________________.

                 "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

                 "Declaration", with respect to a NorAm Trust, means the Amended and Restated Declaration of Trust, dated _______________, of such NorAm Trust.

                 "Debt Securities" means the Debt Securities authenticated and delivered under this Indenture.

                 "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                 "Depositary" means, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.1 or 2.11.

                 "Event of Default" means, with respect to Securities of a particular series, any event specified in Section 6.1, continued for the period of time, if any, therein designated.

                 "Global Security" means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

                 "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

                 "herein", "hereof" and "hereunder", and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

                 "Institutional Trustee" has the meaning set forth in the Declaration of the applicable NorAm Trust.

                 "Interest Payment Date", when used with respect to any installment of interest on a Debt Security of a particular series, means the date specified in such Debt Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Debt Securities of that series is due and payable.

                 "NorAm Common Stock" means the Common Stock, par value $.____ per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Subject to the anti-dilution provisions of any convertible Debt Security, however, shares of NorAm Common Stock issuable on conversion of a Security shall include only shares of the class designated as Common Stock of the Company at the date of the supplemental indenture, Board Resolution or other instrument authorizing such Debt Security or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

                 "NorAm Trust" means each of NorAm Financing I and NorAm Financing II, each, a Delaware business trust or any other similar trust created for the purpose of issuing preferred securities in connection with the issuance of Securities under this Indenture.

                 "Officers' Certificate" means a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.6, if and to the extent required by the provisions thereof.

                 "Opinion of Counsel" means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.6, if and to the extent required by the provisions thereof.

                 "Outstanding", when used with reference to Debt Securities of any series, means, subject to the provisions of Section 8.4, as of any particular time, all Debt Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debt Securities theretofore cancelled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been cancelled; (b) Debt Securities or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debt Securities or portions of such Debt Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debt Securities in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered pursuant to the terms of Section 2.7.

                 "Person" means any individual, corporation, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt and as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

                 "Preferred Securities" means undivided beneficial interests in the assets of a NorAm Trust which rank pari passu with Common Securities issued by such NorAm Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

                 "Preferred Securities Guarantee" means any guarantee that the Company may enter into with The Bank of New York or other Persons that operate directly or indirectly for the benefit of holders of Preferred Securities of such NorAm Trust.

                 "Responsible Officer" when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Securities" means any Debt Securities.

                 "Securityholder", "holder of Securities", "registered holder", or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

                 "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities, and (2) any indebtedness between or among such obligor and its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (x) any NorAm Trust or (y) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities.

                 "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

                 "Trustee" means _________________________________, and,
subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person. The term "Trustee" as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

                 "Trust Indenture Act", means the Trust Indenture, subject to the provisions of Sections 9.1, 9.2, and 10.1, as in effect at the date of execution of this instrument.

                 "Trust Securities" means Common Securities and Preferred Securities of a NorAm Trust.

                 "Voting Stock", as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                  ARTICLE II.

                     ISSUE, DESCRIPTION, TERMS, EXECUTION,
                    REGISTRATION AND EXCHANGE OF SECURITIES

                 SECTION 2.1.     Designation and Terms of Securities.

                 (a) The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued in one or more series up to the aggregate principal amount of Debt Securities of that series from time to time authorized by or pursuant to a Board Resolution of the Company or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debt Securities of any series, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officers' Certificate of the Company, or established in one or more indentures supplemental hereto:

                 (1) the title of the Debt Security of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

                 (2) any limit upon the aggregate principal amount of the Debt Securities of that series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of that series);

                 (3) the date or dates on which the principal of the Debt Securities of the series is payable;

                 (4) the rate or rates at which the Debt Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

                 (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

                 (6) the right, if any, to extend the interest payment periods and the duration of such extension;

                 (7) the period or periods within which, the price or prices at which and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                 (8) the obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (9) the form of the Debt Securities of the series including the form of the Certificate of Authentication for such series;

                 (10) if other than denominations of twenty-five U.S. dollars ($25) or any integral multiple thereof, the denominations in which the Debt Securities of the series shall be issuable;

                 (11) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of that series;

                 (12) whether the Debt Securities are issuable as a Global Security and, in such case, the identity for the Depositary for such series; and

                 (13) the terms and conditions, if any, upon which such Debt Securities may be convertible into or exchangeable into NorAm Common Stock or other securities of any kind, including the initial conversion or exchange price or rate, the conversion or exchange period, the circumstances under which any such conversion or exchange right may expire, and any other provision in addition to or in lieu of those set forth in this Indenture.

                 All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto.

                 If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate of the Company setting forth the terms of the series.

                 SECTION 2.2.     Form of Securities and Trustee's Certificate.

                 The Securities of any series and the Trustee's certificate of authentication to be borne by such Securities shall be substantially of the tenor and purpose as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officers' Certificate of the Company, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

                 SECTION 2.3.     Denominations: Provisions for Payment.

                 The Securities shall be issuable as registered Securities and in the denominations of twenty-five U.S. dollars ($25) or any integral multiple thereof, subject to Section 2.1(10). The Securities of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

                 The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.3.

                 Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Security of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

                 (1) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustees of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Unless otherwise set forth in a Board Resolution of the Company or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.1 hereof, the term "regular record date" as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

                 Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

                 SECTION 2.4.     Execution and Authentications.

                 The Debt Securities shall be signed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a President or Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be the President or a Vice President, or the Secretary or an Assistant Secretary, of the Company. The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

                 A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by its President or any Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

                 In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

                 The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

                 SECTION 2.5.     Registration of Transfer and Exchange.

                 (a) Securities of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Securities of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

                 (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall be appointed as authorized by Board Resolution (the "Security Registrar").

                 Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount.

                 All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

                 (c) No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the

Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to
Section 2.6, the second paragraph of Section 3.3 and Section 9.4 not involving any transfer.

                 (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption. The provisions of this Section 2.5 are, with respect to any Global Security, subject to Section 2.11 hereof.

                 SECTION 2.6.     Temporary Securities.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

                 SECTION 2.7.     Mutilated, Destroyed, Lost or Stolen
                                  Securities.

                 In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

                 Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                 SECTION 2.8.     Cancellation.

                 All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company cancelled Securities held by the Trustee. In the absence of such request the Trustee may dispose of cancelled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

                 SECTION 2.9.     Benefit of Indenture.

                 Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities (and, with respect to the provisions of Article Fourteen, the holders of Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities (and, with respect to the provisions of Article Fourteen, the holders of Senior Indebtedness).

                 SECTION 2.10.    Authenticating Agent.

                 So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

                 Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

                 SECTION 2.11.    Global Securities.

                 (a) If the Company shall establish pursuant to Section 2.1 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.4, authenticate and deliver, a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect:
"Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

                 (b) Notwithstanding the provisions of Section 2.5, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

                 (c) If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.5, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and subject to Section 2.5, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

                                  ARTICLE III.

           REDEMPTION OF DEBT SECURITIES AND SINKING FUND PROVISIONS

                 SECTION 3.1.     Redemption.

                 The Company may redeem the Debt Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.1 hereof.

                 SECTION 3.2.     Notice of Redemption.

                 (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debt Securities of any series in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Debt Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 90 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register unless a shorter period is specified in the Debt Securities to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debt Securities of such series or any other series. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

                 Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Debt Securities of that series are to be redeemed, and shall state that payment of the redemption price of such Debt Securities to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Debt Securities of a series are to be redeemed, the notice to the holders of Debt Securities of that series to be redeemed in whole or in part shall specify the particular Debt Securities to be so redeemed. In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Debt Securities of such series in principal amount equal to the unredeemed portion thereof.

                 (b) If less than all the Debt Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Debt Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof) of the principal amount of such Debt Securities of a denomination larger than $25, the Debt Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debt Securities to be redeemed, in whole or in part.

                 The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debt Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

                 SECTION 3.3.     Payment Upon Redemption.

                 (a) If the giving of notice of redemption shall have been completed as above provided, the Debt Securities or portions of Debt Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Debt Securities or portions of Debt Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Debt Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Debt Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.3).

                 (b) Upon presentation of any Security of such series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, a new Security or Debt Securities of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

                 SECTION 3.4.     Sinking Fund.

                 The provisions of Sections 3.4, 3.5 and 3.6 shall be applicable to any sinking fund for the retirement of Debt Securities of a series, except as otherwise specified as contemplated by Section 2.1 for Debt Securities of such series.

                 The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Debt Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.5. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

                 SECTION 3.5. Satisfaction of Sinking Fund Payments with Debt Securities.

                 The Company (i) may deliver outstanding Debt Securities of a series (other than any Debt Securities previously called for redemption) and
(ii) may apply as a credit Debt Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such Debt Securities as provided for by the terms of such series, provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

                 SECTION 3.6.     Redemption of Debt Securities for Sinking
                                  Fund.

                 Not less than 45 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 3.5 and the basis for such credit and will, together with such Officers' Certificate, deliver to the Trustee any Debt Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section
3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.2. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.3.

                                  ARTICLE IV.

                      PARTICULAR COVENANTS OF THE COMPANY

                 SECTION 4.1.     Payment of Principal, Premium and Interest.

                 The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debt Securities of that series at the time and place and in the manner provided herein and established with respect to such Debt Securities.

                 SECTION 4.2.     Maintenance or Agency.

                 So long as any series of the Securities remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.2, where (i) Securities of that series may be presented for payment, (ii) Securities of that series may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

                 SECTION 4.3.     Paying Agents.

                 (a) If the Company shall appoint one or more paying agents for all or any series of the Securities, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of that series (whether such sums have been paid to it by the Company or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

                 (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities of that series when the same shall be due and payable;

                 (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                 (4) that it will perform all other duties of paying agent as set forth in this Indenture.

                 (b) If the Company shall act as its own paying agent with respect to any series of the Securities, it will on or before each due date of the principal of (and premium, if any) or interest on Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more paying agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

                 (c)  Notwithstanding anything in this Section to the contrary,
(i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.5, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

                 SECTION 4.4.     Appointment to Fill Vacancy in Office of
                                  Trustee.

                 The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                 SECTION 4.5.     Compliance with Consolidation Provisions.

                 The Company will not, while any of the Securities remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article Ten hereof are complied with.

                 SECTION 4.6. Limitation on Dividends; Transactions with Affiliates.

                 If Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) NorAm shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to such NorAm Trust or (iii) the Company shall have given notice of its election to defer payments of interest on such Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or Junior to such Securities; provided, however, that the restriction in clause (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is being paid.

                 SECTION 4.7.     Covenants as to NorAm Trusts.

                 In the event Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust, for so long as such Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of such NorAm Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) use its reasonable efforts to cause such NorAm Trust (a) to remain a business trust, except in connection with a distribution of Securities, the redemption of all of the Trust Securities of such NorAm Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NorAm Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Securities.


                                   ARTICLE V.

                       SECURITYHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

                 SECTION 5.1. Company to Furnish Trustee Names and Addresses of Securityholders.

                 The Company will furnish or cause to be furnished to the Trustee (a) on a monthly basis on each regular record date (as defined in Section 2.3) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

                 SECTION 5.2. Preservation Of Informat Communications With Securityholders.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.1 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

                 (b) The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

                 (c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.

                 SECTION 5.3.     Reports by the Company.

                 (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                 (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                 (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable over-night delivery service that provides for evidence of receipt, to the Securityholders, as their names and addresses appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                 SECTION 5.4.     Reports by the Trustee.

                 (a) On or before July 15 in each year in which any of the Securities are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report dated as of the preceding May 15, if and to the extent required under Section 313(a) of the Trust Indenture Act.

                 (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

                 (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Securities become listed on any stock exchange.


                                  ARTICLE VI.

                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT

                 SECTION 6.1.     Events of Default.

                 (a) Whenever used herein with respect to Securities of a particular series, "Event of Default" means any one or more of the following events that has occurred and is continuing:

                 (1) the Company defaults in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of __ days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose;

                 (2) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

                 (3) if applicable to the Securities of that series, failure by the Company to issue NorAm Common Stock upon an election by the Holder or Holders of such Debt Securities to convert such Debt Securities into shares of NorAm Common Stock pursuant to the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities;

                 (4) the Company fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Securities pursuant to Section 2.1 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Securities of that series at the time Outstanding;

                 (5) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors;

                 (6) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of their respective property, or (iii) orders the liquidation of the Company or the Guarantor, and the order or decree remains unstayed and in effect for 90 days; or

                 (7) in the event Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust, such NorAm Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Securities to holders of Trust Securities in liquidation of their interests in such NorAm Trust, (ii) the redemption of all of the outstanding Trust Securities of such NorAm Trust or (iii) certain mergers, consolidations or amalgamation, each as permitted by the Declaration of such NorAm Trust.

                 (b) In each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities of that series or established with respect to that series pursuant to Section 2.1 to the contrary.

                 (c) At any time after the principal of the Securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of that series then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of (and premium, if any, on) any and all

Securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.6, and (ii) any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on Securities of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.6.

                 No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

                 (d) In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

                 SECTION 6.2. Collection of Indebtedness and Suits for Enforcement by Trustee.

                 (a) The Company covenants that (1) in case it shall default in the payment of any installment of interest on any of the Securities of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 90 Business Days, or (2) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee the Guarantor will pay to the Trustee, for the benefit of the holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by a NorAm Trust or a trustee of such trust, without duplication of any other amounts paid by such NorAm Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under
Section 7.6.

                 (b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Securities of that series, wherever situated.

                 (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affected the Company or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.6.

                 (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the

Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.6, be for the ratable benefit of the holders of the Securities of such series.

                 In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                 Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                 SECTION 6.3.     Application of Moneys Collected.

                 Any moneys collected by the Trustee pursuant to this Article with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities of that series, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                 FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.6;

                 SECOND: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article Fourteen; and

                 THIRD: To the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

                 SECTION 6.4.     Limitation on Suits.

                 No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

                 Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 SECTION 6.5. Rights and Remedies Cumulative; Delay or Omission Not Waiver.

                 (a) Except as otherwise provided in Section 2.7, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

                 (b) No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

                 SECTION 6.6.     Control by Securityholders.

                 The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, determined in accordance with
Section 8.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Securities of any other series at the time Outstanding determined in accordance with Section

8.4. Subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding affected thereby, determined in accordance with
Section 8.4, may on behalf of the holders of all of the Securities of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.1 with respect to such series and its consequences, except (i) a default in the payment of the principal of, or premium, if any, or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.1(c)), (ii) a default in the covenants contained in Section 4.6 or (iii) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected; provided, however, that if the Debt Securities of such series are held by a NorAm Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable NorAm Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable NorAm Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 6.7.     Undertaking to Pay Costs.

                 All parties to this Indenture agree, and each holder of any Securities by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.


                                  ARTICLE VII.

                             CONCERNING THE TRUSTEE

                 SECTION 7.1.     Certain Duties and Responsibilities of
                                  Trustee.

                 (a) The Trustee prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

                          (i) the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series; and

                 (4) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

                 SECTION 7.2.     Certain Rights of Trustee.

                 Except as otherwise provided in Section 7.1:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

                 (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

                 (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Securities (that has not been cured or waived) to exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Securities of the particular series affected thereby (determined as provided in Section 8.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

                 (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 SECTION 7.3. Trustee Not Responsible for Recitals or Issuance or Securities.

                 (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same.

                 (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

                 (c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any paying agent other than the Trustee.

                 SECTION 7.4.     May Hold Securities.

                 The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

                 SECTION 7.5.     Moneys Held in Trust.

                 Subject to the provisions of Section 11.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

                 SECTION 7.6.     Compensation and Reimbursement.

                 (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

                 (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the

Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

                 SECTION 7.7.     Reliance on Officers' Certificate.

                 Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

                 SECTION 7.8.     Disqualification: Conflicting Interests.

                 If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 SECTION 7.9.     Corporate Trustee Required; Eligibility.

                 There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the

Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

                 SECTION 7.10.    Resignation and Removal; Appointment of
                                  Successor.

                 (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders of such series, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 6.8, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (b)  In case at any time any one of the following shall occur:

                 (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.8 after written request therefor by the Company or the Guarantor or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                 (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                 (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
         Section 6.8, unless the Trustee's duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the consent of the Company.

                 (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

                 (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

                 SECTION 7.11.    Acceptance of Appointment By Successor.

                 (a) In case of the appointment hereunder of a successor trustee with respect to all Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

                 (b) In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.

                 (c) upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

                 (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

                 (e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company and the Guarantor.

                 SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating

Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                 SECTION 7.13. Preferential Collection of Claims Against the Company.

                 The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.


                                 ARTICLE VIII.

                         CONCERNING THE SECURITYHOLDERS

                 SECTION 8.1.     Evidence of Action by Securityholders.

                 Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing.

                 If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 SECTION 8.2.     Proof of Execution by Securityholders.

                 Subject to the provisions of Section 7.1, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

                 (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

                 (b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

                 (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                 SECTION 8.3.     Who May be Deemed Owners.

                 Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.3) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                 SECTION 8.4.     Certain Securities Owned by Company
                                  Disregarded.

                 In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent of waiver under this Indenture, the Securities of that series that are owned by the Company or any other obligor on the Securities of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                 SECTION 8.5.     Actions Binding on Future
                                  Securityholders.

                 At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of that series.

                                  ARTICLE IX.

                            SUPPLEMENTAL INDENTURES

                 SECTION 9.1. Supplemental Indentures Without the Consent of Securityholders.

                 In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

                 (a) to cure any ambiguity, defect, or inconsistency herein, in the Securities of any series;

                 (b)  to comply with Article Ten;

                 (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                 (d) to add to the covenants of the Company for the benefit of the holders of all or any Series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

                 (e) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as herein set forth;

                 (f) to make any change that does not adversely affect the rights of any Securityholder in any material respect; or

                 (g) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities.

                 The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

                 SECTION 9.2. Supplemental Indentures With Consent of Securityholders.

                 With the consent (evidenced as provided in Section 8.1) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.1 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture provided, further, that if the Debt Securities of such series are held by a NorAm Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Trust shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each Outstanding Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable NorAm Trust shall have consented to such supplemental indenture.

                 It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                 SECTION 9.3.     Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.1, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 SECTION 9.4.     Securities Affected by Supplemental
                                  Indentures.

                 Securities of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.1, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of that series then Outstanding.

                 SECTION 9.5.     Execution of Supplemental Indentures.

                 Upon the request of the Company, accompanied by their Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evi-dence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

                 Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


                                   ARTICLE X.

                             SUCCESSOR CORPORATION

                 SECTION 10.1.    Company May Consolidate, Etc.

                 Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agree that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Company, of the principal of (premium, if any) and interest on all of the Debt Securities of all series in accordance with the terms of each series, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.1 to be kept or performed by the Company as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company, as the case may be, shall have been merged, or by the entity which shall have acquired such property.

                 SECTION 10.2.    Successor Corporation Substituted.

                 (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Company, the due and punctual payment of the principal of, premium, if any, and interest on all of the Debt Securities of all series Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Securities pursuant to Section 2.1 to be performed by the Company, as the case may be, with respect to each series, such successor corporation shall succeed to and be substituted for the Company, as the case may be, with the same effect as if it had been named as the Company, as the case may be, herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                 (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                 (c) Nothing contained in this Indenture or in any of the Securities shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company).

                 SECTION 10.3.    Evidence of Consolidation, Etc. to Trustee.

                 The Trustee, subject to the provisions of Section 7.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.


                                  ARTICLE XI.

                           SATISFACTION AND DISCHARGE

                 SECTION 11.1.    Satisfaction and Discharge of Indenture.

                 If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Securities of a series theretofore authenticated (other than any Securities that shall have ben destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.7) and Securities for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in
Section 11.5); or all such Securities of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Company; then this Indenture shall thereupon cease to be of further effect with respect to such series except for the provisions of Sections 2.3, 2.5, 2.7, 4.1, 4.2, 4.3 and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.6 and 11.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

                 SECTION 11.2.    Discharge of Obligations.

                 If at any time all such Securities of a particular series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 11.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Company under this Indenture with respect to such series shall cease to be of further effect except for the provisions of Sections 2.3, 2.5, 2.7, 4.1, 4.2, 4,3, 7.6,
7.10 and 11.5 hereof that shall survive until such Securities shall mature and be paid. Thereafter, Sections 7.6 and 11.5 shall survive.

                 SECTION 11.3.    Deposited Moneys to be Held in Trust.

                 All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 11.1 or 11.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular series of Securities for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

                 SECTION 11.4.    Payment of Moneys Held by Paying Agents.

                 In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

                 SECTION 11.5.    Repayment to Company.

                 Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company in trust for payment of principal of or premium or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least two years after the date upon which the principal of (and premium, if any) or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as the case may be, on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for the payment thereof.


                                  ARTICLE XII.

               IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                 AND DIRECTORS

                 SECTION 12.1.    No Recourse.

                 No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or the Guarantor or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.


                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

                 SECTION 13.1.    Effect on Successors and Assigns.

                 All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

                 SECTION 13.2.    Actions by Successor.

                 Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company, as the case may be.

                 SECTION 13.3.    Surrender of Company Powers.

                 The Company by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor corporation.

                 SECTION 13.4.    Notices.

                 Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o NorAm Energy Corp., ______________________________________, Attention: _________________. Any
notice, election, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

                 SECTION 13.5.    Governing Law.

                 This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                 SECTION 13.6.    Treatment of Debt Securities as Debt.

                 It is intended that the Debt Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

                 SECTION 13.7.    Compliance Certificates and Opinions.

                 (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                 (b) Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or





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
condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                 SECTION 13.8.    Payments on Business Days.

                 Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and as set forth in an Officers' Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

                 SECTION 13.9.    Conflict with Trust Indenture Act.

                 If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                 SECTION 13.10.  Counterparts.

                 This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 SECTION 13.11.  Separability.

                 In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                 SECTION 13.12.  Assignment.

                 The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company, as the case may be, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

                 SECTION 13.13.  Acknowledgement of Rights.

                 The Company acknowledges that, with respect to any Debt Securities held by NorAm Trust or a trustee of such trust, if the Institutional Trustee of such Trust fails to enforce its rights under this Indenture as the holder of the series of Debt Securities held as the assets of such NorAm Trust any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Institutional Trustee's rights under this Indenture without first instituting any legal proceedings against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable Series of Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable Series of Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Applicable Series of Securities.


                                  ARTICLE XIV.

                          SUBORDINATION OF SECURITIES

                 SECTION 14.1.    Agreement to Subordinate.

                 The Company covenants and agrees, and each Holder of Debt Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article XIV; and each Holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                 The payment by the Company of the principal of, premium, if any, and interest on all Debt Securities issued hereunder

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shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

                 No provision of this Article XIV shall prevent the occurrence of any default or Event of Default hereunder.

                 SECTION 14.2.    Default on Senior Indebtedness.

                 In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Debt Securities.

                 In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 14.3, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

                 SECTION 14.3.    Liquidation; Dissolution; Bankruptcy.

                 Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Debt

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Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debt Securities or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XIV, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debt Securities or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debt Securities or to the Trustee.

                 In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

                 For purposes of this Article XIV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordi-nated at least to the extent provided in this Article XIV with respect to the Debt Securities to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article X of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of the Indenture. Nothing in Section 14.2 or in this Section 14.3 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.6 of the Indenture.

                 SECTION 14.4.    Subrogation.

                 Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the Holders of the Debt Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debt Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debt Securities or the Trustee would be entitled except for the provisions of this Article XIV, and no payment over pursuant to the provisions of this Article XIV to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debt Securities or the Trustee, shall, as between the Company, its creditors other than Holders of Senior Indebtedness of the Company, and the holders of the Debt Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XIV are and are intended solely for the purposes of defining the relative rights of the Holders of the Debt Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

                 Nothing contained in this Article XIV or elsewhere in the Indenture, this First Supplemental Indenture or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debt Securities the principal of (and premium, if any) and interest on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debt Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article XIV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

                 Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee, subject to the provisions of
Section 7.1 of the Indenture, and the Holders of the Debt Securities shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debt Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

                 SECTION 14.5.    Trustee to Effectuate Subordination.

                 Each Holder of Debt Securities by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIV and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

                 SECTION 14.6.    Notice by the Company.

                 The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article XIV. Notwithstanding the provisions of this Article XIV or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article XIV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of
Section 7.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                 The Trustee, subject to the provisions of Section 7.1 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 SECTION 14.7. Rights of the Trustee; Holders of Senior Indebtedness.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 7.1 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Debt Securities, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise.

                 SECTION 14.8.    Subordination May Not Be Impaired.

                 No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debt Securities, without incurring responsibility to the Holders of





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
the Debt Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Debt Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        NORAM ENERGY CORP.


                                        By ____________________________________


Attest:



By _________________________________


                                        [                            ]
                                               as Trustee


                                        By ____________________________________

STATE OF                          )
COUNTY OF                         )  ss.:


         On the ____ day of ________________, 1995, before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that he is the of NORAM ENERGY CORP., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        ________________________________________
                                        NOTARY PUBLIC

[seal]                                  Commission expires


                                        ________________________________________
                                        NOTARY PUBLIC
[seal]

                                        Commission expires




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